Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-267424 on Form S-3 and Nos. 333-242460, 333-225672, 333-223593, 333-222368, 333-216637, 333-210147, 333-203738, and 333-198753 on Form S-8 of our report dated March 8, 2023, relating to the consolidated financial statements of Minerva Neurosciences, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 8, 2023